                                  EXHIBIT 10.9

                     LETTER OF INTENT FOR FRANCHISE PURCHASE

                                LETTER OF INTENT

                                October 17, 1997

Rich Kartis
COLORADO FOXES
6200 Dahlia Street
Commerce City, CO  80022

Dear Rich:

         This letter of intent is to confirm the mutual intention of San Diego Soccer Development Corporation, a California corporation ("Buyer") and the Colorado Foxes, or any parent company, corporation, limited liability company or partnership ("Seller") owing a cumulative one hundred percent interest in the assets and franchise of the Colorado Foxes, until a formal purchase agreement is entered between the parties, the Seller and the Buyer agree as follows:

         1. That Buyer will acquire ownership of the A-League Franchise held and owned by the Seller, as well as promotional items to be set forth in the final agreement, owned by the Seller, and shall obtain exclusive rights to negotiate new contracts with existing players currently under contract with Seller, in consideration for the following:

                  (a) For payment of fifty thousand dollars ($50,000) and transfer of shares of stock from Buyer to Seller pursuant to the following payment schedule: (i) ten thousand dollars ($10,000) to be paid upon the execution of the formal purchase agreement by the parties and (ii) the balance of forth thousand dollars ($40,000) to be paid sixty (60) days from the date the formal purchase agreement is entered, AND

                  (b) The issuance of one hundred fifty thousand (150,000) shares of stock in San Diego Soccer Development Corporation to Seller from Buyer, sixty (60) days from the date the formal purchase agreement is entered by the parties. The Franchise and other assets will be transferred at the time final payment of the purchase price is made and delivery of the shares of stock is completed.

         2. The terms set forth in this letter of intent are based on the representations that Seller has no outstanding debts, and that the assets being transferred are free and clear of all encumbrances and liens. The Seller will provide a warranty agreement to all third party claims, including those claims held by the League at this time as to each of the assets to be transferred. The final transfer of funds and assets will be contingent upon the League's express approval of the transfer. if either the League fails to approve the transfer or if Seller fails to provide a warranty agreement as to the clear title to each of the assets transferred, the payment of all money by the Buyer to the Seller will become refundable immediately.

         3. That the parties anticipate that the formal purchase agreement should be executed by all parties by October 27, 1997.

         4. The terms and conditions of the formal purchase agreement will be usual and customary in a transaction of this nature and will require approval of the shareholders or members of Seller, if Seller is a corporation or limited liability company.

         5. That the parties will agree to keep in strict confidence any confidential or proprietary matters (except publicly available or freely usable material as otherwise obtained from another source) respecting either party.

         6. That Seller has ceased negotiating with any other party for the sale of the A-League Franchise and any other proprietary right stated hereinabove to be part of the purchase agreement between the parties.

         7. The parties agree in good faith to incorporate the terms of this letter into a definitive and binding agreement. Except for the terms set forth in paragraph 5 (confidentiality) and paragraph 6 (no pending third party negotiations) the proposal contained in this letter is a non-binding statement of intention, and is subject to complete documentation and review by both sides' counsel approval by our respective board of directors, and other necessary parties, and is subject to any and all legal and regulatory requirements.

         8. Both parties have sought the advice of independent legal counsel in entering this Letter of Intent.



The foregoing letter of intent is confirmed

SRDLP, Inc., dba Colorado                          San Diego Soccer Development
 Foxes, "Seller"                                    Corporation, "Buyer"



By:   /s/ Richard Kartis                           By:   /s/ Sam Kaloustain
   ----------------------------                       -------------------------
                                                            Sam Kaloustian, CEO